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                                                                    EXHIBIT 21.1




                     SUBSIDIARIES OF PLAINS RESOURCES INC.


                                         State of Incorporation
                                         ----------------------
Calumet Florida LLC                             Delaware

Plains Holdings Inc.                            Delaware

Plains Holding LLC                              Delaware